SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.__)

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Acceptance Insurance Companies Inc.
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 ACCEPTANCE INSURANCE COMPANIES INC.
535 West Broadway
Council Bluffs, IA 51503

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Acceptance Insurance Companies Inc. (the "Company") at the Omni Centre, 300 West Broadway, Council Bluffs, Iowa on May 21, 2002, at 9:00 a.m., local time and to vote on the following matters:

            (1)     To elect eight directors to hold office until the next Annual Meeting or until the election and qualification of their successors;

            (2)     To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor for 2002; and

                (3)     To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors fixed the close of business on April 8, 2002 as the record date for determining the stockholders entitled to vote at the meeting or any adjournment thereof. A list of such stockholders will be available for examination by a stockholder for any purpose germane to the meeting during ordinary business hours at the principal office of the Company at 535 West Broadway, Council Bluffs, Iowa during the 10 days prior to the Annual Meeting.

Please date, sign and return the enclosed Proxy which is solicited by the Board of Directors of the Company and will be voted in accordance with the directions you give therein. Where no directions are indicated Proxies will be voted "FOR" each of the proposals set forth in the accompanying Proxy Statement. A return envelope is provided which requires no postage if mailed in the United States. The giving of this Proxy will not affect your right to revoke such Proxy by appropriate written notice, or to vote in person if you choose to attend the meeting.

                                                                         By Order of the Board of Directors,

                                                                         J. Michael Gottschalk, Secretary

Council Bluffs, Iowa
April 26, 2002

 PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 21, 2002

 I. INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Acceptance Insurance Companies Inc., a Delaware corporation (the "Company"), of Proxies in the accompanying form for the Annual Meeting of the Stockholders of the Company to be held at 9:00 a.m., local time, May 21, 2002, at the Omni Centre, 300 West Broadway, Council Bluffs, Iowa, or any adjournment thereof (the "Annual Meeting" or the "Meeting"). This Proxy Statement and the accompanying form of Proxy were first sent to Stockholders on or about April 26, 2001.

VOTING AND PROXIES

Record Date; Voting Rights

Only owners of record of the Company's Common Stock at the close of business on April 8, 2002 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Stockholders of record on the Record Date are entitled to one vote per share on any matter that may properly come before the Annual Meeting. As of the Record Date, there were 14,439,949 shares of Common Stock, $.40 par value, outstanding and entitled to vote. The presence, either in person or by properly executed Proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting.

Shares of Common Stock entitled to vote and represented by properly executed, returned and unrevoked Proxies will be considered present at the Meeting for purposes of determining a quorum, including shares with respect to which votes are withheld, abstentions are cast or there are broker non-votes (as explained below under "Matters To Be Voted Upon; Vote Required").

Matters To Be Voted Upon; Vote Required

At the Annual Meeting, Stockholders will be asked to vote on the following matters:

    (1)     to elect eight directors to hold office until the next Annual Meeting or until the qualification and election of their successors;

    (2)     to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor for 2002;
              and

    (3)     to consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment thereof.

Election as a Director requires an affirmative vote of the majority of the votes cast in person or represented by Proxy at the Meeting. Only votes "for" or "against" affect the outcome. Votes "withheld" and broker "non-votes" are not counted for purposes of the election of Directors. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Ratification of the appointment of the independent auditor requires an affirmative vote of the majority of votes present in person or represented by Proxy at the Meeting. Therefore, votes "withheld" will have the same effect as a vote against the ratification of the appointment of the independent auditor. Broker non-votes will not be considered shares entitled to vote on this proposal and will not be counted as votes for or against the proposal.

 Under New York Stock Exchange rules, if you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of Directors and the approval of Deloitte & Touche LLP as the independent auditor even if the broker does not receive voting instructions from you.

 Directors and executive officers of the Company and their affiliates own approximately 4,259,768 shares of Common Stock, approximately 29.5% of the total outstanding shares, and have advised the Company that they intend to vote FOR the election of the director nominees and FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditor for 2002.

Solicitation of Proxies

The Company has borne and will bear all costs of this solicitation. Following the original mailing of this Proxy Statement and accompanying materials, directors and officers and other employees of the Company may solicit, without additional compensation, or may engage others to solicit, Proxies by any appropriate means, including personal interview, mail, telephone and facsimile or telegraph. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries, which are owners of record of the Company's Common Stock, to forward Proxy soliciting material to the beneficial owners of such shares, and the Company will reimburse such owners of record for their reasonable expenses incurred in connection therewith.

Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the Proxy, (ii) duly executing a Proxy relating to the same shares, bearing a later date, and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the Proxy).

Board Recommendation

The Board of Directors recommends a vote FOR the election of the director nominees and the ratification of the appointment of the Company's independent auditor for 2002. Properly executed Proxies will be voted in accordance with Stockholders' directions. If no directions are given, Proxies will be voted FOR each of these proposals.

 II. MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

At the Annual Meeting the Stockholders will consider and vote upon: (1) election of directors to hold office until the next Annual Meeting or until the election and qualification of their successors; (2) ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditor for 2002; and (3) other matters that may properly come before the Annual Meeting or any adjournment thereof.

 PROPOSAL 1 - ELECTION OF DIRECTORS

At the Annual Meeting, Stockholders will be asked to elect a board of eight directors to hold office until the next Annual Meeting or until the election and qualification of their successors. The following table sets forth information regarding nominees for election to the Company's Board of Directors. All of the nominees currently serve as directors of the Company and the Nominating Committee recommends their election. If a nominee is unable to serve or, for good cause, will not serve, the Proxy confers discretionary authority to vote with respect to the election of any person to the board.

Nominees

Name and Age	Position, Principal Occupations and Other Directorships
Myron L. Edleman(2), 58.................	Mr. Edleman was appointed a director in March 2001 and elected by Company Stockholders in May 2001. Mr. Edleman owns and operates Edleman Ranches and Split Rock Cattle Company in Willow Lake, South Dakota, and is a director of Farm Credit Council, Farm Credit Council Services, Inc. and Farm Credit Foundation.

Edward W. Elliott, Jr. (1) (3), 58......	Mr. Elliott has been a director of the Company since December 1992. Mr. Elliott is Vice Chairman and Chief Financial Officer of Franklin Enterprises, Inc., a private investment management firm located in Deerfield, Illinois.

John E. Martin, 54 .....................

Mr. Martin has been Chief Executive Officer and President of the Company since December 1999 and a director of the Company since September 2000. From 1997 until prior to joining the Company, Mr. Martin was Executive Vice President and Chief Operating Officer for AgAmerica, FCB/Western Farm Credit Bank located in Sacramento, California. Prior to 1997, Mr. Martin was Executive Vice President, Chief Operating Officer and Chief Credit Officer for AgAmerica, FCB in Spokane, Washington, and Farm Credit Bank of Omaha, Nebraska.

Michael R. McCarthy(1), 50..............	Mr. McCarthy has been a director of the Company since December 1992 and Chairman of the Company since December 1999. Mr. McCarthy has been Chairman and a director of McCarthy & Co., a firm engaged in the investment banking business in Omaha, Nebraska, since it was organized in 1986. He also is a director and Chairman of McCarthy Group, Inc., an investment and merchant banking firm and the parent of McCarthy & Co.

R. L. Richards(2) (3), 53...............	Mr. Richards has been a director of the Company since January 1991. Mr. Richards serves as President of KDR Capital Corp., a private investment company located in Dublin, Ohio.
David L. Treadwell(1), 47...............	Mr. Treadwell has been a director of the Company since December 1992. Mr. Treadwell is President of Prechter Holdings, Inc., which is responsible for a portfolio of investments including operating businesses in automotive supply, real estate development and residential construction.

Doug T. Valassis(2), 49.................	Mr. Valassis has been a director of the Company since December 1992. Mr. Valassis is President and Chief Operating Officer, and a director, of Franklin Enterprises, Inc., an investment management firm in Deerfield, Illinois. He also serves as a director and officer of Lindner Investments, Massachusetts Trust, and as a director of each of six related investment funds.

Richard L. Weill, 59...................	Mr. Weill was appointed a director in April 2001 and first elected by Company Stockholders in May 2001. Mr. Weill currently is Vice Chairman, and previously was President, of MBIA Insurance Corporation. He also serves as a director of New Power Holdings, Inc.

_________
(1) Member of the Executive and Compensation Committee.
(2) Member of the Audit Committee.
(3) Member of the Nominating Committee.

Nominees receiving the affirmative vote by the owners of a plurality of the shares of Common Stock present in person or represented by Proxy at the Annual Meeting will be elected directors of the Company. The Board of Directors recommends a vote "FOR" the election of all nominees.

PROPOSAL 2 - RATIFY APPOINTMENT OF INDEPENDENT AUDITOR

At the Annual Meeting Stockholders also will be asked to ratify the Board of Directors' appointment of Deloitte & Touche LLP as the Company's independent auditor for 2002. The appointment of the Company's independent auditor is submitted for ratification by the Stockholders. Although Stockholder approval is not required, if the Stockholders do not ratify the appointment, the Board of Directors will reconsider the matter.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions presented by Stockholders.

In recommending ratification of the appointment of Deloitte & Touche LLP to be the Company's independent auditor for 2002, the Audit Committee considered whether provision of the services by Deloitte & Touche LLP described below under the headings "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining Deloitte & Touche LLP independence from the Company and its management.

Audit Fees

Deloitte & Touche LLP billed the Company approximately $168,000 in fees for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Form 10-Q reports filed with the SEC during that year.

Financial Information Systems Design and Implementation Fees

Deloitte & Touche LLP did not perform any professional services for the Company during the year ended December 31, 2001, either directly or indirectly, in connection with the operation, or supervising the operation, of the Company's information system or managing our local area network, or designing or implementing a hardware or software system that aggregates source data underlying the Company's financial statements or that generates information that is significant to the Company's financial statements taken as a whole. Accordingly, no fees were paid to Deloitte & Touche LLP during 2001 for these types of services.

All Other Fees

Deloitte & Touche LLP billed the Company an aggregate of approximately $170,000 in fees for all other services rendered during the year ended December 31, 2001. These additional services consisted primarily of tax consulting services and preparation of tax returns.

Stockholder ratification of the appointment of the Company's independent auditor for 2002 requires the affirmative vote of the owners of a majority of the shares of Common Stock present in person or represented by Proxy at the Annual Meeting with respect to ratification of the appointment. The Board of Directors recommends a vote "FOR" ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditor for 2002.

 III. INFORMATION  ABOUT THE COMPANY, DIRECTORS
AND EXECUTIVE OFFICERS

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES THEREOF

The Board of Directors met five times in 2001. All nominees for director served on the Board of Directors throughout 2001, except for Directors Edleman and Weill who were appointed to the Board in March and April 2001, respectively. In 2001 there were three committees of the Board, an Executive and Compensation Committee, a Nominating Committee and an Audit Committee.

The principal function of the Executive and Compensation Committee is to exercise certain limited powers of the Board of Directors, determine the compensation of the Chief Executive Officer and President, grant discretionary bonuses and recommend to the Board amendment and adoption of various Company policies with respect to compensation. The Audit Committee provides independent, objective oversight of management's preparation of the Company's financial statements and the audit of those statements by the Company's independent auditor. Recommending individuals for nomination as Company directors is the primary responsibility of the Nominating Committee. (Additional duties of each Committee are described in their respective reports in this Proxy Statement.)

During 2001 each Director participated in all meetings or actions by consent of the Board of Directors, and of each committee on which the Director sat, during the term he was a director.

COMPENSATION OF DIRECTORS

In March 2001 the Executive and Compensation Committee recommended and the Board of Directors adopted a revised Director compensation plan. Directors who are not Company associates receive an annual retainer of $4,000 paid quarterly, plus $500 for attendance at each Board committee meeting and an additional $250 for attendance at each meeting of a Board committee which they chair. Each nonemployee Director also receives options pursuant to the Company's 2000 Stock Option Plan to purchase 10,000 shares of Common Stock at the New York Stock Exchange closing price on the day of each Stockholders' meeting during which the individual is elected or reelected as a Company Director. During 2001, each Director who is not a Company associate received an option to purchase 10,000 shares of Common Stock at an exercise price of $4.58 per share. For several years prior to adoption in 2001 of this revised Director compensation plan, members of the Board of Directors who were not Company associates received an annual retainer of $10,000, plus $1,000 for attendance at each meeting of the Board of Directors, $500 for attendance at each committee meeting, and an additional $250 for attendance at each committee meeting which they chaired. Prior to 2000, Directors other than Company associates also received 1,500 options per year; in 2000 Directors did not receive any options.

Pursuant to Stockholders' approval at the May 24, 2000 annual meeting, under the Company's 1996 Stock Option Plan Director McCarthy was granted an option for 200,000 shares of Common Stock as of January 26, 2000. This grant was in lieu of any other compensation for serving as Chairman. The exercise price for these options is $3.5625 per share, which was the New York Stock Exchange closing price per share on the date of grant. The options have a term of 10 years and became exercisable upon the grant date.

EXECUTIVE OFFICERS

The individuals identified below are the executive officers of the Company. The Chief Executive Officer and President and the Secretary normally are appointed annually by the Board of Directors and serve at the pleasure of the Board. Other executive officers normally are appointed annually by the Chief Executive Officer and President and serve at the pleasure of the Chief Executive Officer and President.

C.E. "Duffy" Boyle, 48........................	Chief Information Officer of the Company since joining the Company in April 2000. Prior to joining the Company Mr. Boyle served as an officer of The Guarantee Life Companies Inc. or its predecessors since 1995, and most recently as Senior Vice President.

Dennis G. Daggett, 47.........................	Chief Marketing Officer of the Company since joining the Company in June 2001. Prior to joining the Company Mr. Daggett served as the President of IGF Insurance Company since prior to 1997.
J. Michael Gottschalk, 57.....................	Chief Legal Officer, General Counsel and Secretary of the Company. Prior to joining the Company in August 1998 Mr. Gottschalk was engaged in the private practice of law as a partner in Kutak Rock.
Dwayne D. Hallman, 39.........................	Chief Financial Officer and Treasurer of the Company since joining the Company in September 2000. Prior to joining the Company Mr. Hallman served in various capacities for Highlands Insurance Group and its predecessor since prior to 1997, most recently as Vice President Finance and Treasurer.

John E. Martin, 54............................	Chief Executive Officer and President of the Company since December 1999. (Mr. Martin's business experience prior to joining the Company is summarized above under "Proposal 1--Election of Directors.")
James K. Petersen, 43.........................	Chief Field Services Officer since March 2002. Mr. Petersen joined the Company in June 2001 as Chief Administrative Officer. Prior to joining the Company Mr. Petersen served as an officer of IGF Insurance Company since 1998, and most recently as Executive Vice President. Prior to 1998 Mr. Petersen was employed by CNA Insurance Company.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth for each of the three years ended December 31, 2001, the compensation paid by the Company to its Chief Executive Officer and President and the four most highly compensated executive officers receiving total compensation in excess of $100,000 annually, who were serving in such positions as of December 31, 2001.

Summary Compensation Table
	Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus(1)	Restricted Stock Awards ___$____	Securities Underlying Options/ SARs ____#____	All Other Compensation(2)
John E. Martin(3) Chief Executive Officer and President	2001 2000 1999	$250,000 250,000 12,340	$120,000 0 50,000	$0 0 0	0 200,000 0	$18,500 31,301 0
J. Michael Gottschalk Chief Legal Officer, General Counsel and Secretary	2001 2000 1999	$184,000 184,000 181,750	$70,000 0 22,050	$0 0 0	0 100,000 0	$12,700 9,200 8,000
Dwayne D. Hallman(4) Chief Financial Officer and Treasurer	2001 2000	$166,000 52,205	$70,000 35,000	$0 0	0 50,000	$11,800 15,631
C. E. "Duffy" Boyle(5) Chief Information Officer	2001 2000	$166,000 120,000	$40,000 0	$0 0	0 50,000	$10,300 6,000
Dennis G. Daggett(6) Chief Marketing Officer	2001	$110,192	$0	$0	0	$0

 __________
 (1) Reflects amounts paid as incentive compensation to executives of the Company and its subsidiaries.

(2) Except as noted with respect to Mr. Martin and Mr. Hallman, these amounts reflect the Company’s contribution on behalf of such persons to the Defined Contribution Plan and Deferred Compensation Plan maintained by the Company.

(3) Mr. Martin became Chief Executive Officer and President on December 14, 1999. The amounts shown in the Salary and Bonus columns for 1999 were earned in 1999 and paid in 2000. The amount shown in the All Other Compensation column for 2000 also includes $21,301 in reimbursement for moving and temporary living expenses.

(4) Mr. Hallman joined the Company in September 2000. The amount shown in the All Other Compensation column for 2000 includes $13,161 in reimbursement for moving expenses.

(5) Mr. Boyle joined the Company in April 2000.

(6) Mr. Daggett joined the Company in June 2001.

Stock Options and Stock Appreciation Rights

During 2001 no options were granted to executive officers of the Company whose compensation is reported in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

The following table sets forth certain information concerning options exercised during 2001, and the number and value of unexercised options at the end of 2001, for executive officers of the Company whose compensation is reported in the summary compensation table.

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End	Value* of Unexercised In-the-Money Options by FY-End Exercisable/Unexercisable
John E. Martin Chief Executive Officer and President	0	0	150,000 Exercisable Options 50,000 Unexercisable Options	$82,020 0
J. Michael Gottschalk Chief Legal Officer, General Counsel and Secretary	0	0	41,000 Exercisable Options 94,000 Unexercisable Options	7,120 28,480
Dwayne D. Hallman Chief Financial Officer and Treasurer	0	0	10,000 Exercisable Options 40,000 Unexercisable Options	4,064 16,256
C. E. "Duffy" Boyle Chief Information Officer	0	0	10,000 Exercisable Options 40,000 Unexercisable Options	3,560 14,240

 __________
* Calculated as the difference between the option exercise price and the closing price per share on the New York Stock Exchange on December 31, 2001.

Employment Contracts and Termination of Employment Agreements

John E. Martin, Chief Executive Officer and President of the Company, is employed under an employment agreement dated December 14, 1999. Under this agreement, Mr. Martin receives a base annual salary of $250,000, subject to increase upon review and approval of the Board at least annually, all benefits available to the Company's employees from time to time, including the 2000 Stock Option Plan, the Company's Management Incentive Compensation Plan and any other stock plan, deferred compensation plan or similar plan established by the Company for its employees and senior executives. The employment agreement is in effect through December 14, 2003, unless earlier terminated for cause or upon the death or permanent disability of Mr. Martin and is automatically renewable for successive one-year terms unless notice of nonrenewal is provided at least 60 days prior to the end of any term of the agreement. If the agreement is terminated for any reason other than cause before December 14, 2002, Mr. Martin or his estate will receive the balance of any compensation and benefits that he would have received through that date. Mr. Martin has agreed not to compete with the Company or any of its affiliates for two years after the end of his employment under this agreement. Upon a change of control of the Company, the options granted to Mr. Martin pursuant to the vote of the Stockholders at the meeting on May 24, 2000 will become exercisable immediately.

J. Michael Gottschalk, Chief Legal Officer, General Counsel and Secretary of the Company, is employed under an employment agreement dated August 1, 1998. Under this agreement, Mr. Gottschalk received an initial base annual salary of $175,000, was eligible initially for a maximum bonus of 60% of his base salary under the Company's Management Incentive Compensation Plan, was eligible for inclusion in the Company's stock option, deferred compensation and similar plans established for employees and senior executives and was included, to the extent eligible, in all other benefit plans for employees and senior executive officers. The employment agreement initially was in effect through July 31, 2001, unless earlier terminated for cause or upon the death of Mr. Gottschalk and is automatically renewable for successive one-year terms unless notice of nonrenewal is provided no later than April 30 of any year during the term of the agreement. Mr. Gottschalk has agreed not to compete with the Company or any of its affiliates for up to one year after the end of his employment under this agreement.

Dwayne D. Hallman, Chief Financial Officer and Treasurer of the Company, is employed under an employment agreement effective September 1, 2000. Under this agreement, Mr. Hallman received an initial base annual salary of $160,000, was eligible initially for a maximum bonus of 35% of his base salary under the Company's Management Incentive Compensation Plan, was eligible for inclusion in the Company's stock option, deferred compensation and similar plans established for employees and senior executives and was included, to the extent eligible, in all other benefit plans for employees and senior executive officers. The employment agreement initially was in effect through December 31, 2001 unless earlier terminated for cause or upon the death or permanent disability of Mr. Hallman. Mr. Hallman has agreed not to compete with the Company or any of its affiliates for up to two years after the end of his employment under this agreement.

In conjunction with its purchase of certain crop insurance assets of Symons International Group, Inc. and its affiliates, including IGF Insurance Company, the Company assumed obligations to James K. Petersen, the Company's Chief Field Services Officer, and Dennis G. Daggett, the Company's Chief Marketing Officer. Among these obligations were arrangements for the Company to make certain payments to Mr. Petersen or Mr. Daggett if the Company terminates their employment or eliminates their position. Depending upon the particular circumstance, payment under these arrangements to Mr. Petersen, Mr. Daggett or both could exceed $100,000.

Executive and Compensation Committee Report

The Executive Committee and the Compensation Committee (Committee) of the Board is comprised of the three Directors named below. The Committee determines the compensation of the Chief Executive Officer and President, options to be granted under the Company's 2000 Stock Option Plan and key management employees eligible to participate in the Company's 1996 Executive Deferred Compensation Plan (the Deferred Compensation Plan). The Committee also may award bonus amounts on a discretionary basis based upon its assessment of an individual executive's performance and the overall performance of the Company with respect to factors the Committee deems appropriate to increase stockowner value. In addition, the Committee may recommend to the Board of Directors adoption of new compensation plans or modification of existing compensation plans for Company associates and Directors. During 2001, the Committee met four times.

In 2001 the Committee recommended Directors who are not Company associates receive an annual retainer of $4,000 to be paid quarterly, plus $500 for attendance at each Board committee meeting and an additional $250 for attendance at each meeting of a Board committee which they chair. The Committee also recommended each nonemployee Director receive options pursuant to the Company's 2000 Stock Option Plan to purchase 10,000 shares of Common Stock at the New York Stock Exchange closing price on the day of each Stockholders' meeting during which the director is elected or reelected. The Board of Directors adopted both of these recommendations.

The Committee also recommended and the Board of Directors also approved in 2001 a bonus compensation plan applicable to substantially all Company associates. The plan essentially extended to all Company operations a pilot bonus plan adopted in 2000 for the Company's Crop Division associates, and included specific goals directly related to the Company's achievement of certain financial objectives. For 2001 the plan goals were not met and no bonuses were paid under this plan.

With respect to compensation deferred by Company associates during 2001 through participation in the Company's 401(k) plan or Deferred Compensation Plan, the Committee recommended and the Board of Directors approved a Company match of 100% of the first 5% of all compensation deferred through either plan. (The Deferred Compensation Plan is a nonqualified plan permitting key management associates to defer additional compensation by having the Company pay selected amounts over to the Plan, thereby deferring income tax liability on those amounts until the associate receives the compensation.)

During 2001 the Committee also determined compensation of the Company's Chief Executive Officer and President, other executive officers and key employees should continue to be composed of salary, incentive cash bonuses and stock option grants, with the salary portion being competitive in the marketplace for comparable positions but not the principal vehicle for rewarding high-level performance, and salary increases largely reflecting inflation and increased responsibility.

The base salary of the Company's Chief Executive Officer and President was negotiated when Mr. Martin joined the Company as Chief Executive Officer and President in December 1999 and reflects a number of factors, including his previous salary level and salary levels generally for chief executives of public insurance companies comparable to the Company. In 2001 Mr. Martin's salary was not increased and no stock options were awarded to him.

In 2001 the Committee granted discretionary bonuses to Mr. Martin and certain other executive officers of the Company as reported in the "Compensation of Executive Officers" portion of this Proxy Statement. In making these grants, the Committee took into account Mr. Martin's strong performance since joining the Company, and his achievement of various individual objectives previously established by the Committee. It also considered Mr. Martin's particular contributions, and the contributions of certain other executive officers of the Company, to the Company's success in meeting a variety of performance goals over a period of time. These goals included implementation of the Company's December 1999 strategic decision to focus increasingly on its crop insurance operations, divestiture of property and casualty business, acquisition of additional crop insurance assets, improvement in management controls and in various measures of productivity and efficiency, and other factors.

 The Company has not yet adopted a policy with respect to qualifying compensation paid to executive officers under Section 162(m) of the Internal Revenue Code. The Committee deems it unnecessary at this time to adopt such a policy, as it does not consider it imminent that annual compensation to any executive officer will exceed $1 million.

                                                                                                Michael R. McCarthy, Chairman
                                                                                                Edward W. Elliott, Jr.
                                                                                                David L. Treadwell

Nominating Committee Report

The Nominating Committee of the Board of Directors (Nominating Committee) is comprised of the two Directors named below, each of whom is an independent director as defined by New York Stock Exchange rules. The Nominating Committee establishes criteria for Board membership, reviews possible candidates for the Board of Directors and recommends individuals to the Board of Directors for nomination and submission to the Stockholders for election as Company Directors. The Nominating Committee considers suggestions from many sources, including Stockholders, regarding possible candidates for Director.

Any suggestion by any Stockholder to nominate a director at the Meeting shall be made by notice in writing and mailed by certified mail to the Secretary of the Company at the address set forth in the Notice of Annual Meeting accompanying this Proxy Statement and must be received no later than May 10, 2002. A notice of nomination by a Stockholder shall set forth as to each proposed nominee who is not an incumbent director (1) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (2) the principal occupation or employment of each such nominee for at least the last five years, (3) the number of shares of Common Stock of the Company which are beneficially owned by each such nominee and the nominating Stockholder and (4) any other information concerning the nominee that must be disclosed regarding nominees in proxy solicitations pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules under such section. Only Stockholders of record at the close of business on April 8, 2002, are entitled to make nominations for directors.

                                                                                        Edward W. Elliott, Jr., Chairman
                                                                                        R.L. Richards

Audit Committee Report

The Audit Committee of the Board of Directors (Audit Committee) is comprised of the three Directors named below, each of whom is an independent director as defined by New York Stock Exchange rules. The Audit Committee operates under a written charter approved by the Board of Directors. During 2001, the Audit Committee met four times.

The Company's management is responsible for preparing the Company's financial statements. Deloitte & Touche LLP, the Company's independent auditor for 2001, is responsible for conducting an independent audit of the Company's annual financial statements and issuing a report on the results of its audit. The Audit Committee is responsible for providing independent, objective oversight of both of these processes.

The Audit Committee met with the Company's internal auditors and Deloitte & Touche LLP with and without management present to discuss the overall scope and plans for their respective audits, the results of their examinations and their evaluations of the Company's internal controls and the overall quality of the company's financial reporting. In addition, the Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2001 with management and Deloitte & Touche LLP.

The Audit Committee's discussions with Deloitte & Touche LLP included matters that Statement on Auditing Standard No. 61 (Communications with Audit Committees) requires the Company to discuss with its independent auditor. Deloitte & Touche LLP provided to the Audit Committee the written disclosures required by Independence Standards Board Standards No. 1 and discussed with the Audit Committee its independence from the Company and the Company's management, including the matters in those written disclosures.

In reliance upon the reviews and discussions referred to above, the Audit Committee concluded Deloitte & Touche LLP is independent from the Company and the Company's management, and recommended to the Board of Directors that the audited financial statements of the Company for the year ended December 31, 2001 be included in the Company's annual report on Form 10-K to be filed with the Securities and Exchange Commission. The Audit Committee further recommended that Deloitte & Touche LLP be appointed independent auditor for the Company for 2002.

                                                                                        R.L. Richards, Chairman
                                                                                        Myron L. Edleman
                                                                                        Doug T. Valassis

 STOCK PERFORMANCE GRAPHS

The following graph compares the performance of the Company's Common Stock during the past five years to the Value Line Property and Casualty Insurance Group and the Russell 2000 Index.

Comparison of Five-Year Cumulative Total Return*

Acceptance Insurance Companies Inc., Russell 2000 Index And Value Line Insurance: Property/Casualty Index
(Performance Results Through 12/31/01)

	1996	1997	1998	1999	2000	2001
Acceptance Insurance Companies Inc.	$ 100.00	$ 122.47	$ 102.53	$ 29.12	$ 26.59	$ 25.78
Russell 2000 Index	100.00	122.20	118.86	140.06	134.60	135.99
Insurance: Property/Casualty	100.00	154.23	156.58	130.74	181.09	188.41

Assumes $100 invested at the close of trading December 31, 1996 in the Company's Common Stock, Russell 2000 Index, and
Insurance: Property/Casualty.

*Cumulative total return assumes reinvestment of dividends.

(Source: Value Line, Inc. Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.)

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon the Company's review of Forms 3, 4 and 5, and amendments thereto and written representations that no other reports were required, the Company believes the initial Forms 3 for Messrs. Dennis G. Daggett, Michael R. Johnson and James K. Petersen following their appointment as executive officers of the Company, a Form 5 for Mr. McCarthy reporting the grant of options for 200,000 shares of the Company's common stock approved by Stockholders at the May 24, 2000 annual meeting, and Forms 5 for all nonemployee directors with respect to options granted effective as of their election by Stockholders May 24, 2001, do not appear to have been filed on a timely basis as required by Section 16(a) of the Securities Exchange Act, as amended, during 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Doug T. Valassis, a director of the Company, is one of two individuals controlling Brisbane Corporation, the Manager of VELP II, a principal stockholder of the Company.

The Company made payments during the fiscal year ended December 31, 2001 totaling approximately $212,000 to McCarthy Group Asset Management, a wholly owned subsidiary of McCarthy Group, Inc., to provide investment-related services. Additionally, the Company made a $392,000 payment to McCarthy & Co., also a wholly owned subsidiary of McCarthy Group, Inc. for investment banking services related to the acquisition of substantially all crop insurance assets of Symons International Group, Inc. and its affiliates, including IGF Insurance Company, and the sale of Company subsidiaries and property and casualty business. Michael R. McCarthy, Chairman and a director of the Company, is Chairman and the controlling Stockholder of McCarthy Group, Inc.

The Company contracted with Redland & Associates, Inc. to administer health insurance benefits for its employees and to place property and casualty coverage on behalf of the Company during 2001. Redland & Associates, Inc. received commissions from the insurance providers which totaled approximately $328,000 in 2001. In addition, the Company paid commissions and fees to Redland & Associates, Inc. in connection with insurance written and loss control activities, which totaled $36,000. John P. Nelson, a director of the Company until resigning effective September 2001, is Chairman of Silverstone Group, the controlling stockholder of Redland & Associates, Inc.

In July 2001 the Company loaned $155,000 to Dennis G. Daggett, Chief Marketing Officer of the Company. The loan is secured by real estate and the entire balance is due on or before July 1, 2004; the interest rate was 7.25% through September 2001 and adjusts quarterly thereafter to the national prime rate as reported in The Wall Street Journal plus 0.5%.

 By virtue of the foregoing positions, relationships and interests, the persons named above may have an indirect material interest in transactions and business relationships between the Company and its subsidiaries and such persons or their affiliates.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
 MANAGEMENT

Principal Stockholders

The following table provides information as of April 8, 2002 with respect to beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock.

	Sole Ownership		Shared Ownership		Total Ownership
Name and Address of Beneficial Owner	Number of Shares(1)	Percent of Class	Number of Shares(1)	Percent of Class	Number of Shares(1)	Percent of Class
VELP 2, L.L.C. (2) Doug T. Valassis D. Craig Valassis George F. Valassis Edward W. Elliott, Jr. Suite 270 Woodward Avenue Bloomfield Hills, MI 48304	257,944(3)	1.8%	2,162,315 (4)	14.9%	2,420,259	16.7%

Michael R. McCarthy McCarthy Group, Inc. Suite 450, One Pacific Place 1125 South 103rd Street Omaha, NE 68124	220,500 (5)	1.5%	1,799,420(6)	12.3%	2,019,920	13.8%

Bedford Oak Partners, L.P.(7) Bedford Oak Advisors, LLC Harvey P. Eisen 100 South Bedford Road Mt. Kisco, NY 10549	0	0%	1,265,600	8.8%	1,265,600	8.8%

Dimensional Fund Advisors Inc. (8) 11th Floor 1299 Ocean Avenue Santa Monica, CA 90401	1,199,913	8.3%	0	0%	1,199,913	8.3%

Artisan Partners Limited Partnership (9) Artisan Investment Corporation Andrew A. Ziegler Carlene Murphy Ziegler #1770 1000 North Water Street Milwaukee, WI 53202	0	0%	1,103,500	7.6%	1,103,500	7.6%

__________

(1) The column sets forth shares of Common Stock which are deemed to be “beneficially owned” pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. For purposes of calculating the percentage of Common Stock beneficially owned by any beneficial owner, but only as to such owner, the shares of Common Stock issuable to such person under stock options or warrants exercisable within 60 days are considered outstanding and added to the shares of Common Stock actually outstanding.

(2) Based upon Amendment No. 5 to a Schedule 13D dated March 21, 2000 and a subsequent Form 5 filed with the Securities and Exchange Commission jointly by VELP 2, L.L.C., Doug T. Valassis, David C. Valassis, George F. Valassis and Edward W. Elliott, Jr. Doug T. Valassis and Edward W. Elliott, Jr. are directors of the Company.

(3) Doug T. Valassis directly owns 240,444 shares of Common Stock, and immediately exercisable options to purchase 17,500 shares of Common Stock.

(4) Includes 1,680,345 shares of Common Stock held by VELP 2, L.L.C. and managed by Brisbane Corporation, which is owned and controlled by Doug T. Valassis and D. Craig Valassis, 106,559 shares of Common Stock owned by David C. Valassis, 214,500 shares of Common Stock owned, and immediately exercisable options to purchase 20,500 shares of Common Stock held, by Edward W. Elliott, Jr., and 140,411 shares of Common Stock owned by George F. Valassis.

(5) Includes immediately exercisable options to purchase 220,500 shares of Common Stock.

(6) Based on Schedule 13D dated August 15, 2001 and filed with the Securities and Exchange Commission jointly by McCarthy Group, Inc. and Michael R. McCarthy and Forms 4 subsequently filed with the Securities and Exchange Commission. Includes 800 shares of Common Stock held in a discretionary investment account by McCarthy Group Asset Management, Inc., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, 82,782 shares of Common Stock owned by McCarthy & Co. and the McCarthy & Co. 401(k) Plan and 1,715,838 shares of Common Stock owned by McCarthy Group, Inc. Michael R. McCarthy, the Chairman, Chief Executive Officer and a director of McCarthy Group, Inc., also currently is a director of the Company.

(7) Based on Amendment No. 1 to Schedule 13G dated February 12, 2002 and filed with the Securities and Exchange Commission on behalf of Bedford Oak Partners, L.P. (“BOP”), Bedford Oak Advisors, LLC (“BOA”) in its capacity as investment manager of BOP and Bedford Oak Capital, L.P. and Harvey Eisen in his capacity as managing member of BOA.

(8) Based on a Schedule 13G dated January 30, 2002 and filed with the Securities and Exchange Commission on behalf of Dimensional Fund Advisors Inc., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Dimensional Fund Advisors Inc. disclaims beneficial ownership of the securities reported.

(9) Based on Amendment No. 2 to a Schedule 13G dated February 13, 2002 and filed with the Securities and Exchange Commission on behalf of Artisan Partners Limited Partnership (“Artisan Partners”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, Artisan Investment Corporation (“Artisan Corp.”) in its capacity as the general partner of Artisan Partners, and Andrew A. Ziegler and Carlene Murphy Ziegler as the principal stockowners of Artisan Corp.

Management

The following table provides information as of April 8, 2002, with respect to beneficial ownership of the Common Stock by each director and named executive officer of the Company, individually, and by all directors and executive officers of the Company as a group.

	Common Stock
	Number of Shares Beneficially Owned (1)	Percent of Class (2)
C. E. "Duffy" Boyle(3)...........................	23,203	*
Myron L. Edleman(4) .............................	10,000	*
Edward W. Elliott, Jr.(5)........................	235,000	1.6%
J. Michael Gottschalk(6).........................	65,952	*
Dwayne D. Hallman(7) ............................	10,000	*
John E. Martin(8)................................	160,000	1.1%
Michael R. McCarthy(9)...........................	2,019,920	13.8%
R. L. Richards(10)..............................	73,234	*
David L. Treadwell(11)...........................	20,700	*
Doug T. Valassis(12)............................	2,420,259	16.7%
Richard L. Weill(13).............................	17,000	*
All directors and officers as a group (13 persons)	4,820,268	32.1%
*Less than one percent.

_________

(1) The column sets forth shares of Common Stock which are deemed to be “beneficially owned” pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Each of the persons in the table has sole voting and investment power with respect to all shares beneficially owned by him or her, except as described in the following footnotes.

(2) For purposes of calculating the percentage of Common Stock beneficially owned by any beneficial owner, but only as to such owner, the shares of Common Stock issuable to such person under stock options or warrants exercisable within 60 days are considered outstanding and added to the shares of Common Stock actually outstanding.

(3) Includes immediately exercisable options to purchase 20,000 shares of Common Stock.

(4) Includes immediately exercisable options to purchase 10,000 shares of Common Stock.

(5) Includes immediately exercisable options to purchase 20,500 shares of Common Stock.

(6) Includes immediately exercisable options to purchase 61,000 shares of Common Stock.

(7) Includes immediately exercisable options to purchase 10,000 shares of Common Stock.

(8) Includes immediately exercisable options to purchase 150,000 shares of Common Stock.

(9) See Notes (5) and (6) under "Security Ownership of Certain Beneficial Owners and Management - Principal Stockholders."

(10) Includes immediately exercisable options to purchase 20,500 shares of Common Stock.

(11) Includes immediately exercisable options to purchase 20,500 shares of Common Stock.

(12) See Notes (2), (3), and (4) under "Security Ownership of Certain Beneficial Owners and Management - Principal Stockholders."

(13) Includes immediately exercisable options to purchase 10,000 shares of Common Stock.

IV. OTHER MATTERS

Other Business

As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any matters to be presented at the Annual Meeting other than those specifically set forth herein. However, if other proper matters should come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed Proxy intend to vote the shares represented by all Proxies held by them in accordance with their best judgment.

Submission of Stockholder Proposals

Any proposal which a owner of Common Stock intends to present at next year's annual meeting of Stockholders must be received by the Secretary of the Company at the address appearing in "Annual Report and Form 10-K," below, no later than December 27, 2002, in order to be included in the Proxy Statement and the form of Proxy relating to that meeting.

The Proxy for the 2003 annual meeting of Stockholders will confer on the Proxy holders discretionary authority to vote on any matter proposed by any Stockholder for consideration at the meeting. The Proxy Statement for the 2003 annual meeting will state how the Proxy holders will vote with respect to any matter proposed by a Stockholder if the Company receives written notice of the proposal from the proponent on or before March 12, 2003. The notice must be submitted in writing and mailed by certified mail to the Company Secretary at the Company's principal executive office.

Annual Report and Form 10-K

The Company's Annual Report, including financial statements, is being mailed, together with this Proxy Statement, to all Stockholders entitled to vote at the Annual Meeting. Such Annual Report is not to be considered, however, part of this Proxy solicitation material. Any Stockholder who wishes to receive a copy of the Form 10-K filed by the Company with the Securities and Exchange Commission may obtain a copy without charge by writing to the Company. Requests should be directed to the Secretary at the Company's principal executive office which is 535 West Broadway, Council Bluffs, Iowa 51503.

Complete, Sign, Date and Return Proxy

Stockholders are urged to complete, sign and date the enclosed Proxy and return it as promptly as possible in the envelope enclosed for that purpose. The Proxy does not affect the right to vote in person at the Annual Meeting.

                                                                                By Order of the Board of Directors

                                                                                J. Michael Gottschalk, Secretary

Council Bluffs, Iowa
April 26, 2002

Proxy Card and Driving Directions